Exhibit 99.1

News Release

Media Contact: Mike Dougherty 612.851.7802 mdougherty@valspar.com	Investor Contact: Tyler Treat 612.851.7358 ttreat@valspar.com

Valspar Reports First-Quarter Results

Company Reaffirms FY 2011 Guidance

Minneapolis, Minn. – February 14, 2011 – The Valspar Corporation (NYSE-VAL) today reported its results for the first-quarter ended January 28, 2011.

First-quarter sales totaled $842.4 million, a 25.3 percent increase from the first quarter of 2010.  First-quarter adjusted net income per share increased to $0.39 in 2011 from $0.36 in 2010.  First-quarter adjusted net income per share in 2011 excludes $0.05 per share in Wattyl acquisition-related charges.  First-quarter adjusted net income per share in 2010 excludes a $0.02 per share charge related to restructuring actions.  Net income for the first quarter was $33.4 million in 2011 and $33.9 million in 2010 and first-quarter reported earnings per share were $0.34 for both years.

“Results for the quarter were in line with our expectations,” said William L. Mansfield, Valspar chairman and chief executive officer. “Our Australian paints acquisition and the continued success of our pricing and new business efforts drove our double-digit top line growth.  Looking ahead, we remain focused on addressing continuing upward pressure on raw material costs through pricing and productivity.  We continue to expect fiscal year 2011 adjusted net income per share in the range of $2.45 to $2.65.”

Mansfield, Gary Hendrickson, president and chief operating officer, and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today.  The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations.  Those unable to participate during the live broadcast can access an archive of the call on the Valspar website.  A taped delay of the call will also be available from 12:30 p.m. Central Time February 14 through Midnight on February 28 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 191625.

The Valspar Corporation (NYSE: VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intend,” “should” and similar expressions.  These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operations and achievement of profitable growth in developing markets, including Asia and Central and South America; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended January 28, 2011 and January 29, 2010

	First Quarter
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)
	2011	2010
Net Sales	$842,404	$672,363
Cost of Sales	583,491	455,372
Gross Profit	258,913	216,991
Research and Development	27,824	23,665
Selling, General and Administrative	167,701	133,437
Income From Operations	63,388	59,889
Interest Expense	15,559	14,385
Other (Income) Expense, Net	564	(204)
Income Before Income Taxes	47,265	45,708
Income Taxes	13,838	11,771
Net Income	$33,427	$33,937
Average Number of Shares O/S - basic	96,859,667	99,133,315
Average Number of Shares O/S - diluted	99,600,414	101,115,945
Net Income per Common Share - basic	$0.35	$0.34
Net Income per Common Share - diluted	$0.34	$0.34

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted net income per common share – diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted”. Management discloses these measures because we believe the measures may assist investors in comparing our results of operations in the respective periods without regard to the effect on results of (i) after-tax Wattyl acquisition related charges in the 2011 period and (ii) after-tax restructuring charges in the 2010 period.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	First Quarter
	2011	2010
Net Income per Common Share - diluted	$0.34	$0.34
Wattyl Acquisition Related Charges	0.05	―
Restructuring Charges	―	0.02
Adjusted Net Income per Common Share - diluted	$0.39	$0.36

The following is a reconciliation of “Forecasted Net Income per Common Share - diluted” to our “Full Year Guidance” for the period presented.

Full Year 2011
Forecasted Net Income per Common Share - diluted	$2.37 - $2.55
Wattyl Acquisition Related Charges	$0.08- $0.10
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$2.45- $2.65

(Dollars in thousands)	January 28, 2011	October 29, 2010	January 29, 2010
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$168,293	$167,621	$129,636
Restricted Cash	12,679	12,574	―
Accounts and Notes Receivable, Net	549,858	628,589	449,485
Inventories	404,777	349,149	247,373
Deferred Income Taxes	50,448	49,069	34,401
Prepaid Expenses and Other	78,154	77,920	79,169
Total Current Assets	1,264,209	1,284,922	940,064
Goodwill	1,361,408	1,355,818	1,337,555
Intangibles, Net	638,452	637,390	628,283
Other Assets	15,645	17,398	4,251
Long Term Deferred Income Taxes	4,703	4,778	5,425
Property, Plant & Equipment, Net	567,375	567,630	459,428
Total Assets	$3,851,792	$3,867,936	$3,375,006

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$166,544	$8,088	$6,278
Trade Accounts Payable	425,757	447,303	285,983
Income Taxes	27,639	33,331	10,641
Other Accrued Liabilities	300,725	396,129	274,816
Total Current Liabilities	920,665	884,851	577,718
Long Term Debt, Net of Current Portion	949,795	943,216	873,278
Deferred Income Taxes	257,322	256,525	239,766
Other Long Term Liabilities	154,268	152,979	170,686
Total Liabilities	2,282,050	2,237,571	1,861,448
Stockholders’ Equity	1,569,742	1,630,365	1,513,558
Total Liabilities and Stockholders’ Equity	$3,851,792	$3,867,936	$3,375,006

The Valspar Corporation

Other Financial Data

Dollars in thousands

	Quarter 1
	2011	2010
I. Comparison year over year
Gross Margin, as a percentage of net sales *
Gross Margin, reported	30.7%	32.3%
Gross Margin, adjusted for cost of restructuring and Wattyl acquisition related charges	31.7%	32.9%

Operating Expense as a percentage of net sales *
Operating Expense, reported	23.2%	23.4%

Operating Profit, as a percentage of net sales *
Operating Profit, reported	7.5%	8.9%
Operating Profit, adjusted for cost of restructuring and Wattyl acquisition related charges	8.5%	9.5%

	Quarter 1
II. Segment Data	2011	2010
Sales
Coatings	456,389	391,321
Paint	335,951	233,413
All Other less intersegment sales	50,064	47,629
Total	842,404	672,363

Earnings Before Interest and Taxes (EBIT) *
Coatings	50,825	42,955
Paint	19,513	27,832
All Other	(7,514)	(10,694)
Total	62,824	60,093

Earnings Before Interest and Taxes (EBIT) *, adjusted for cost of restructuring and Wattyl acquisition related charges
Coatings	51,821	45,511
Paint	26,420	29,097
All Other	(7,514)	(10,514)
Total	70,727	64,094

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2010 presentation.